Exhibit 10.2

AMENDMENT NO. 1
TO
SUPPLY AGREEMENT

This Amendment is made effective as of the last date indicated on the signature page hereto, by and between Cardiovascular Systems, Inc. (“CSI”) and Fresenius Kabi AB (“FRESENIUS”).

WHEREAS, CSI and FRESENIUS entered into a Supply Agreement dated as of April 4, 2011 (the “Agreement”); and

WHEREAS, the parties wish to amend certain terms of the Agreement.

NOW, THEREFORE, the parties agree as follows:

1.    CSI’s address is hereby changed to 1225 Old Highway 8 NW, St. Paul, MN 55112, USA.

2.    Section 2.3 of the Agreement is hereby amended by adding the following sentence to the end of such Section:

“FRESENIUS will supply CSI with all non-confidential and non-proprietary documents (including, without limitation, instruments, information and reports) and advice and general assistance as is necessary and reasonably requested by CSI in connection with its Regulatory Approval efforts with respect to the Products. In the event that CSI requests confidential or proprietary information in connection with such Regulatory Approval efforts, FRESENIUS will provide documents (redacted if necessary) and information to CSI or provide such documents and information directly to the applicable Regulatory Authority, at CSI’s direction.”

3.    The Agreement is hereby amended to add the following as Section 3.5:

“3.5
Backorders and Shortages. If FRESENIUS experiences a backorder or shortage of raw materials, components or other items or supplies used in connection with the manufacture of the Products, FRESENIUS will inform CSI immediately and shall use all its resources to resolve a potential supply shortage as soon as possible. ”

4.    Section 14.1 of the Agreement is hereby amended to extend the Initial Term for an additional five years, to expire on April 4, 2021.

5.    Section 14.4 of the Agreement is hereby amended by adding the following sentence to the end of such Section:

“In addition, upon termination or expiration of this Agreement, CSI may, at its option, continue to purchase Products under the same terms as set forth in this Agreement until one month after the expiration or termination date of the Agreement.”

6.    Section 14.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

“14.6    FRESENIUS Exit.

14.6.1
Notwithstanding anything to the contrary set forth herein, if FRESENIUS elects to withdraw its regulatory file for Intralipid (injectable lipid emulsion) 10% in the USA, FRESENIUS will use commercial reasonable efforts to give CSI written notice 12 months before such a planned withdrawal, and at the end of such 12 month period CSI may make a final purchase for the USA from FRESENIUS of the Product in such quantities as CSI deems necessary.

14.6.2
Notwithstanding anything to the contrary set forth herein, if FRESENIUS elects to exit the business of making any Product, FRESENIUS will give CSI written notice 24 months before such exit and at the end of such 24 month period CSI may make a final purchase from FRESENIUS of the Product in such quantities as CSI deems necessary, and this Agreement will terminate effective as of the end of such 24 month period.

14.7
Survival. The Parties rights and obligations under Articles 1, 8, 9, 10, 11, and 12, the last sentence of Section 14.4, and this Section 14.7 will survive expiration or termination of this Agreement, however the same occurs.”

7.    Except as set forth herein, all provisions of the Agreement will remain in full force and effect without modification.

8.    Capitalized terms used in this Amendment, but not otherwise defined, have the meanings assigned to them under the Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the dates indicated below.

CARDIOVASCULAR SYSTEMS, INC.

By: /s/ Laurence L. Betterley
Name: Laurence L. Betterley
                    Title: CFO

Date: 3/2/16

FRESENIUS KABI AB             FRESENIUS KABI AB

By: /s/Anton Gerdenitsch            By: /s/Dr. Johann Schlogl
Name: Anton Gerndenitsh             Name: Dr. Johann Schlogl
    Title: Head of Market Unit            Title:
Contract Manufacturing

Date: March 9, 2016                Date: March 17, 2016